Exhibit 5.4

124 West Allegan Street, Suite 1000 Lansing, Michigan 48933 T (517) 482-5800 F (517) 482-0887 www.fraserlawfirm.com

Douglas J. Austin

Michael E. Cavanaugh

David E.S. Marvin

Stephen L. Burlingame

Darrell A. Lindman

Gary C. Rogers

Mark A. Bush

Michael H. Perry

Brandon W. Zuk

Thomas J. Waters

Michael S. Ashton

H. Kirby Albright

Graham K. Crabtree

Michael P. Donnelly

Edward J. Castellani

Peter D. Houk

Jonathan E. Raven

Thaddeus E. Morgan

Anita G. Fox

Elizabeth H. Latchana

Ryan M. Wilson

Brian P. Morley

Mary M. Moyne

Toni L. Harris

Max R. Hoffman, Jr.

Thomas L. Sparks

Marlaine C. Teahan

Mark E. Kellogg

Ryan K. Kauffman

Jennifer Utter Heston

Nicole L. Proulx

Daniel J. Cherrin

J.J. Burchman

Samantha A. Kopacz

Brian T. Gallagher

Loukas P. Kalliantasis

Charles D. Drayton

Melisa M. W. Mysliwiec

Michael P. James

Paul W. Gipson

RETIRED Donald A. Hines John J. Loose Archie C. Fraser (1902–1998) Everett R. Trebilcock (1918–2002) James R. Davis (1918–2005) Mark R. Fox (1953-2011) Peter L. Dunlap, P.C.

June 3, 2013

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, KY 40511

Re:	Registration Statement on Form S-4 Relating to $375,000,000 Aggregate

Principal Amount 6.875% Senior Notes

Ladies and Gentlemen:

We have acted as special Michigan counsel to Sealy Mattress of Michigan, Inc. (“Sealy Michigan”), a Michigan corporation and a subsidiary of Tempur Sealy International, Inc., a Delaware corporation (the “Company”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) by the Company and certain of its subsidiaries, including Sealy Michigan, relating to the issuance by the Company of $375,000,000 in aggregate principal amount of 6.875% Senior Notes due 2020 (the “Exchange Notes”), and the guarantees as to the payment of principal and interest on the Exchange Notes (collectively with the Exchange Notes, the “Exchange Note Guarantees”) by Sealy Michigan pursuant to an Indenture dated as of December 19, 2012, as amended and supplemented by the Supplemental Indenture, dated as of March 18, 2013 (collectively, the “Indenture”), among the Company, as issuer, Sealy Michigan, as a Guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company is offering to exchange in an exchange offer (the “Exchange Offer”) the Exchange Note Guarantees for a like principal amount of the Company’s outstanding 6.875% Senior Notes due 2020 (the “Old Notes”) and related guarantees as to the payment of principal and interest on the Old Notes, neither of which has been registered under the Act. The Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of the Indenture. This opinion is being furnished solely for the purpose of meeting the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Note Guarantees.

Tempur Sealy International, Inc.

June 3, 2013

Each capitalized term in this opinion letter that is not defined in this opinion letter but is defined in the Indenture is used herein as defined in the Indenture.

In rendering the opinions expressed below, we have examined the original, or copies certified or otherwise authenticated to our satisfaction, of the documents set forth below (“Opinion Documents”), and such other certificates, documents and materials as we have deemed necessary as a basis for such opinions:

1.	The Indenture, including the provisions related to the Exchange Note Guarantees;

2.	A specimen form of the Exchange Notes;

3.	The Articles of Incorporation of Sealy Michigan;

4.	The Bylaws of Sealy Michigan; and

5.	Certain resolutions adopted by the board of directors of Sealy Michigan relating to the Exchange Offer, the Exchange Note Guarantees, and the Indenture.

As to certain matters of fact relevant to our opinions, we have relied, with your permission, on certificates executed by officers of the Company and Sealy Michigan and on factual representations made by the Company and Sealy Michigan in the Indenture. We also have relied on certificates of public officials. We have not independently established the facts or the other statements so relied upon. We have also considered such questions of law as we deemed reasonably appropriate for this opinion.

Based upon and subject to the foregoing and the other qualifications and limitations stated in this opinion letter, our opinions are that:

1.	Sealy Michigan is validly existing and in good standing as a corporation under the laws of the State of Michigan.

2.	Sealy Michigan (a) had the corporate power to execute and deliver, and to perform its obligations under the Indenture to which it is a party and continues to have such corporate powers, (b) has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under the Indenture to which it is a party, and (c) has duly executed and delivered the Indenture to which it is a party.

3.	The execution and delivery of the Indenture by Sealy Michigan does not, and the performance of the Indenture by Sealy Michigan will not: (a) violate any provision of the Articles of Incorporation or Bylaws of Sealy Michigan; or (b) violate any regulation, statute or other law of the State of Michigan.

Tempur Sealy International, Inc.

June 3, 2013

This opinion is limited to the laws of the State of Michigan. We express no opinion concerning municipal or local ordinances or regulations, federal law, or the laws of any other state or jurisdiction. Where a document is governed by a law other than the State of Michigan, we have assumed with your permission, that the other state’s law is identical to the State of Michigan’s law.

This opinion is subject to the following assumptions, exceptions, limitations, and other matters:

1.	We have made no independent investigation and have assumed the correctness and accuracy of all facts set forth in the following certificates:

a.	the Michigan Department of Licensing and Regulatory Affairs Certificate of Good Standing for Sealy Michigan dated June 3, 2013;

b.	the Michigan Department of Licensing and Regulatory Affairs Certification of Sealy Michigan’s Articles of Incorporation, consisting of 31 pages, dated February 20, 2013; and

c.	Sealy Michigan’s Secretary’s Certificate dated June 3, 2013.

2.	We have assumed: the authenticity of all documents submitted to us as originals; that the original signatures in all documents or copies of documents we have examined are genuine; that the copies were true and complete copies of the originals; that the persons who executed the originals had legal capacity to do so; that all such documents were duly delivered to us; that there have been no material amendments or modifications which have not been provided to us; and that each document submitted to us in draft form conformed in all material respects to the final executed form.

3.	We express no opinion with respect to federal or Michigan securities laws, or the securities laws of any other state, nor any anti-fraud or fraudulent conveyance laws, and have assumed appropriate compliance with these laws.

4.	Wherever in this opinion letter we express any opinion with respect to “all laws,” “all statutes” or words of similar import, our opinion is intended to cover only such laws as a lawyer exercising customary professional diligence would reasonably recognize as being applicable to the parties to the transaction, the transaction, or both, and is not intended to indicate any opinion with regard to any statute or law or area of law which a lawyer exercising such diligence would not reasonably recognize as being so applicable.

This opinion letter: (1) is delivered in connection with the Registration Statement, and shall be effective upon the filing of the Registration Statement; and (2) may be relied upon only by you solely for the purpose of meeting the requirements of Item 601(b)(5) of Regulation S-K

Tempur Sealy International, Inc.

June 3, 2013

under the Act, and may not be relied upon for any other purpose other than by Bingham McCutchen LLP in connection with the opinion letter to be filed by Bingham McCutchen LLP with respect to the Registration Statement; (3) may not be relied on by, or furnished to, any other person or entity without our prior written consent; and (4) without limiting the foregoing, may not be quoted, published, or otherwise disseminated other than as set forth herein, without in each instance our prior written consent.

The opinions expressed in this opinion letter (a) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied, and (b) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise you or any other person or entity of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission hereunder.

This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Section of Business Law as published in 57 Bus. Law. 875 (Feb. 2002).

Very truly yours,

/s/    Fraser Trebilock Davis & Dunlap, P.C.

FRASER TREBILCOCK DAVIS & DUNLAP, P.C.